                                                                     Exhibit 3.3


                 FORM OF ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                         CRESTLINE CAPITAL CORPORATION


          Crestline Capital Corporation, a Maryland corporation having its principal office in Maryland in Bethesda, Maryland, and having CSC-Lawyers Incorporating Service Company as its resident agent, located at 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Articles of Incorporation of the Corporation, filed with the State Department of Assessments and Taxation of Maryland on November 9, 1998, as amended on ____________, 1998, are hereby amended and restated in full as follows:


                                   ARTICLE I
                                      Name
                                      ----

          The name of the corporation (which is hereinafter called the "Corporation") is Crestline Capital Corporation.

                                   ARTICLE II
                                    Purposes
                                    --------

          The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland (the "MGCL").

                                  ARTICLE III
                                Principal Office
                                ----------------

          The present address of the principal office of the Corporation in the State of Maryland is 10400 Fernwood Road, Bethesda, Maryland 20817.


                                   ARTICLE IV
                                Registered Agent
                                ----------------

          The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                                   ARTICLE V
                                    Duration
                                    --------

          The duration of the Corporation shall be perpetual.


                                   ARTICLE VI
                                 Capitalization
                                 --------------

          Section 6(a)  Shares and Par Value.  The total number of shares of
                        --------------------
stock of all classes ("Capital Stock") which the Corporation has authority to issue is 85,000,000 shares, 75,000,000 of which initially are classified as common stock, par value of $.01 per share ("Common Stock"), and 10,000,000 of which initially are classified as preferred stock, par value $.01 per share ("Preferred Stock"). The aggregate par value of all classes of stock that the Corporation shall have authority to issue is $850,000. The Board of Directors may, by adopting a resolution and filing articles supplementary with the State Department of Assessments and Taxation of Maryland, classify and reclassify any unissued shares of Capital Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. The power of the Board of Directors under this Section 6(a) to classify and reclassify any of the shares of Capital Stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock (including shares initially designated as Common Stock or Preferred Stock above) into Common Stock, Preferred Stock, a class or classes of preferred stock, preference stock, special stock or other stock (including non-voting common stock), and to divide and classify shares of any class into one or more series of such class. Unless otherwise specifically provided for in the terms of any class or series of stock now or hereafter created, the amount that would be needed, if the Corporation were to be dissolved at the time of a distribution, to satisfy the preferential rights on dissolution of stockholders whose preferential rights are superior to those receiving the distribution, shall not limit the ability of the Corporation to make any distribution or the amount thereof.

          Section 6(b)  Common Stock.  The following is a description of the
                        ------------
preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock of the Corporation:

          (1) Voting Rights.  Each share of Common Stock shall have one vote on
              -------------
all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock at any time classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (2) Dividends.  Subject to the provisions of law and any preferences
              ---------
of any class of Capital Stock, including any shares of Preferred Stock, hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of the Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share for share basis.

          (3)   Liquidation Rights. In the event of any liquidation, dissolution
                ------------------
or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of Capital Stock at any time classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation are entitled, including any shares of Preferred Stock, together with the holders of any other class of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

          Section 6(c)  Preferred Stock.  The Board of Directors shall have the
                        ---------------
authority to classify and reclassify any unissued shares of Preferred Stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of the Preferred Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any of the shares of such stock into Common Stock, a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized class of stock so redeemed, purchased, otherwise acquired or converted into shares of Common Stock and be subject to classification and reclassification as provided in this
Article VI.

          (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

          (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

          (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section 6(c), and, if so, the terms and conditions thereof.

          (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

          Section 6(d)  Ranking of Classes or Series of Capital Stock.  For the
                        ---------------------------------------------
purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of Capital Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                                  ARTICLE VII
                               Board of Directors
                               ------------------

          Section 7(a)  Number of Directors; Classification.  Effective upon the
                        -----------------------------------
filing of these Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, the number of directors shall be increased from two (2) to eight (8). Except as otherwise fixed by or pursuant to the provisions of Article VI hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors may thereafter be increased or decreased pursuant to the Bylaws of the Corporation; provided such number established in accordance with the Bylaws is not decreased to less than three (3) nor increased to more than thirteen (13). The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. One class of directors, consisting initially of three members, shall hold office initially for a term expiring at the annual meeting of stockholders in 1999 (Class I); another class, consisting initially of three members, shall hold office initially for a term expiring at the annual meeting of stockholders in 2000 (Class II); and the third class, consisting initially of two members, shall hold office initially for a term expiring at the annual meeting of shareholders in 2001 (Class III). In the event of any increase or decrease in the number of directors, other than resulting from the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors pursuant to the provisions of Article VI hereof, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. The names and classes of the directors upon the filing of these Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland who will serve until their successors are elected and qualify are:


           Class of Director                     Name
           -----------------                     ----

          Class I:                   Louise M. Cromwell
                                     Bruce D. Wardinski
                                     John W. Marriott, III

          Class II:                  Adam M. Aron
                                     Christopher J. Nassetta
                                     Michael A. Wildish

          Class III:                 Kelvin L. Davis
                                     John B. Morse


          Section 7(b)  Removal of Directors.  Subject to the rights of holders
                        --------------------
of one or more classes or series of Capital Stock other than Common Stock to elect one or more directors, any director may be removed only for cause and only by the affirmative vote of stockholders holding at least two thirds of all the votes entitled to be cast for the election of directors.

          Section 7(c) Vacancies.  Except in the case of a vacancy on the Board
                       ---------
of Directors among the directors elected by a class or series of Capital Stock other than Common Stock, any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire Board of Directors) and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the affirmative vote of two-thirds of the votes entitled to be cast for the election of directors. Any vacancy on the Board of Directors among the directors elected by a class or series of Capital Stock other than Common Stock may be filled by a majority of the remaining directors elected by that class or series or by the sole remaining director elected by that class or series, or by the stockholders of that class or series unless otherwise provided in the articles supplementary for that class or series.

          Section 7(d)  Amendments.  Notwithstanding any other provisions of
                        ----------
the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE VII.


                                  ARTICLE VIII
        Restriction on Transfer and Ownership of Shares of Capital Stock
        ----------------------------------------------------------------

          Section 8.1  Definitions.  For the purpose of this Article VIII, the
                       -----------
following terms shall have the following meanings:

               Blackstone Acquisition. The term "Blackstone Acquisition" shall
               ----------------------
mean the acquisition by Host Marriott L.P., a Delaware limited partnership, of direct or indirect interests in certain hotel properties owned by various partnerships affiliated with The Blackstone Group.

               Business Day. The term "Business Day" shall mean any day, other
               ------------
than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the state of Maryland or in the state of New York are authorized or required by law, regulation or executive order to close.

               Charitable Beneficiary. The term "Charitable Beneficiary" shall
               ----------------------
mean one or more beneficiaries of the Charitable Trust as determined pursuant to
Section 8.3.7, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) (other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

               Charitable Trust. The term "Charitable Trust" shall mean any
               ----------------
trust provided for in Section 8.2.1(b)(i) and Section 8.3.1.

               Charitable Trustee.  The term "Charitable Trustee" shall mean the
               ------------------
Person, unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation from time to time to serve as trustee of the Charitable Trust. In the absence of such designation, the Charitable Trustee shall be _____________________.

               Closing Price. The "Closing Price" on any date shall mean the
               -------------
last sale price for such shares of Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Capital Stock, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares of Capital Stock are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Capital Stock are listed or admitted to trading or, if such shares of Capital Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares of Capital Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Capital Stock, the fair market value of such shares, as determined in good faith by the Board of Directors.

          Code.  The term "Code" means the Internal Revenue Code of 1986, as
          -----
amended.

          Constructive Ownership.  The term "Constructive Ownership" shall mean
          ----------------------
ownership of shares of Capital Stock by a Person, whether the interest in shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          Distribution.  The term "Distribution" shall mean the distribution by
          ------------
Host Marriott Corporation, a Delaware corporation, to the holders of its common stock of shares of Capital Stock of the Corporation. The term "Distribution" shall not include the Blackstone Acquisition.

          Effective Date.  The term "Effective Date" shall mean the date on
          --------------
which the Distribution occurs.

          Excepted Holder.  The term "Excepted Holder" shall mean a stockholder
          ---------------
of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 8.2.7.

          Excepted Holder Limit.  The term "Excepted Holder Limit" shall mean,
          ---------------------
provided that (and only so long as) the affected Excepted Holder complies with all of the requirements established by the Board of Directors pursuant to
Section 8.2.7, and subject to adjustment pursuant to Section 8.2.8, the percentage limit established by the Board of Directors pursuant to Section 8.2.7.

          Excluded Holder.  The term "Excluded Holder" shall mean any Person who
          ---------------
acquires Constructive Ownership of shares of Common Stock solely by reason of the Transfer of Common Stock in the Distribution and who, immediately following the Distribution, Constructively Owns shares of Common Stock in excess of the Ownership Limit solely by reason of such Transfer of Common Stock in the Distribution. The term "Excluded Holder" shall not include The Blackstone Group or any other person or entity who acquires Constructive Ownership of shares of Capital Stock in connection with the Blackstone Acquisition.

          Excluded Holder Limit.  The term "Excluded Holder Limit" shall mean,
          ---------------------
with respect to any Excluded Holder, the shares of Capital Stock that such Excluded Holder was considered to Constructively Own immediately following the Distribution solely by reason of the Distribution (taking into account only such shares of Capital Stock and no other shares as to which such Person may thereafter become, for any reason, the Constructive Owner); provided, however,
                                                            -----------------
that if at any time the Excluded Holder Limit for any Excluded Holder would be less than the Ownership Limit, such Excluded Holder shall cease to be an Excluded Holder and the Ownership Limit shall thereafter apply to such Person.

          Host REIT.  The term "Host REIT" shall mean Host Marriott Corporation,
          ---------
a Maryland corporation, the successor by merger to Host Marriott Corporation, a Delaware corporation, and its successors and assigns.

          Market Price.  The term "Market Price" on any date shall mean, with
          ------------
respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such shares of Capital Stock on such date.

          NYSE.  The term "NYSE" shall mean the New York Stock Exchange, Inc.
          ----

          Ownership Limit.  The term "Ownership Limit" shall mean (i) with
          ---------------
respect to shares of Common Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation; and
(ii) with respect to any class or series of shares of Preferred Stock or other stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock or other stock of the Corporation.

          Person.  The term "Person" shall mean an individual, corporation,
          ------
partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that the term
                                             ------------------
"Person" shall not include any "group" as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, if such "group" either (i) would be an Excluded Holder or (ii) would include The Blackstone Group (but, in either such case, any Person that is a member of such "group" shall still be considered to be a "Person" for purposes hereof).

          Prohibited Owner.  The term "Prohibited Owner" shall mean any Person
          ----------------
who, but for the provisions of Section 8.2.1, would Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of shares of Capital Stock that the Prohibited Owner would have so owned.

          REIT.  The term "REIT" shall mean a real estate investment trust
          ----
within the meaning of Section 856 of the Code.

          Restriction Termination Date.  The term "Restriction Termination Date"
          ----------------------------
shall mean the first day after the Effective Date on which any of the following are applicable: (i) there shall have been a "final determination" within the meaning of Section 1313 of the Code, or Host REIT has publicly announced, that Host REIT no longer qualifies as a REIT; or (ii) Host REIT notifies the Corporation that Host REIT's board of directors has determined that it is no longer in the best interests of the Host REIT to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for Host REIT to qualify as a REIT; or (iii) the Corporation determines (and Host REIT concurs, in writing), that Host REIT derives less than one percent (1%) of its gross income (as determined for purposes of Section 856(c)(2) of the Code) pursuant to leases with the Corporation and other persons in which the Corporation owns (as determined under Section 856(d)(5) of the Code) an interest described in Section 856(d)(2)(B) of the Code.

          Transfer.  The term "Transfer" shall mean any issuance, sale,
          --------
transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Constructive Ownership of shares of Capital Stock or the right to vote or receive dividends on shares of Capital Stock, including without limitation, (a) the transfer of shares of Capital Stock to holders of shares of Host Marriott Corporation, a Delaware corporation, in the Distribution, (b) any change in the capital structure of the Corporation which has the effect of increasing the total equity interest of any Person in the Corporation, (c) a change in the relationship between two or more Persons which causes a change in ownership of shares of Capital Stock by application of
Section 318(a) of the Code, as modified by Section 856(d)(5), (d) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire shares of Capital Stock, (e) any disposition of any securities or rights convertible into or exchangeable for shares of Capital Stock or any interest in shares of Capital Stock or any exercise of any such conversion or exchange right, (f) transfers of interests in other entities that result in changes in Constructive Ownership of shares of Capital Stock, and (g) the transfer of shares of Capital Stock in connection with the

Blackstone Acquisition, in each case, whether voluntary or involuntary, whether owned of record or Constructively Owned, and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

          Section 8.2  Restrictions on Ownership and Transfer of Shares.
                       ------------------------------------------------

               Section 8.2.1 Ownership Limitations. During the period commencing
                             ---------------------
on the Effective Date and ending at the close of business on the Restriction Termination Date:

               (a)   Basic Restrictions. (i) No Person, other than an Excepted
                     ------------------
Holder or an Excluded Holder, shall Constructively Own shares of Capital Stock in excess of the Ownership Limit, (ii) no Excepted Holder shall Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder, and (iii) no Excluded Holder shall Constructively Own shares of Capital Stock in excess of the Excluded Holder Limit for such Excluded Holder. The foregoing restrictions shall not apply to Host Marriott Corporation, a Delaware corporation, and its subsidiaries (or Host REIT and its subsidiaries) for periods prior to the first day of the first taxable year for which the election of Host REIT to be taxed as a REIT will be effective with respect to shares of Capital Stock of the Corporation held by Host Marriott Corporation, a Delaware corporation, and its subsidiaries (or Host REIT and its subsidiaries) for delivery as part consideration in the Blackstone Acquisition.

               (b)   Transfer in Trust. If any Transfer of shares of Capital
                     -----------------
Stock occurs (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) which, if effective, would result in any Person Constructively Owning shares of Capital Stock in violation of Section 8.2.1(a)(i) or 8.2.1(a)(ii) or 8.2.1(a)(iii), as applicable;

                     (i) then that number of shares of Capital Stock the Constructive Ownership of which otherwise would cause such Person to violate
Section 8.2.1(a)(i) or 8.2.1(a)(ii) or 8.2.1(a)(iii) (rounded upward to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 8.3, effective as of the close of business on the Business Day prior to the date of such Transfer (or as of the close of business on the Effective Date as to any such Transfer that occurs on the Effective Date), and such Person shall acquire no rights in such shares of Capital Stock; or

                     (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 8.2.1(a)(i) or 8.2.1(a)(ii) or 8.2.1(a)(iii), as applicable, then the Transfer of that number of shares of Capital Stock that otherwise would cause any

Person to violate Section 8.2.1(a)(i) or 8.2.1(a)(ii) or 8.2.1(a)(iii), as applicable, shall be void ab initio, and the intended transferee shall acquire
                          -- ------
no rights in such shares of Capital Stock.

          Section 8.2.2  Remedies for Breach. If the Board of Directors or any
                         -------------------
duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 8.2.1(a) or that a Person intends to acquire or has attempted to acquire Constructive Ownership of any shares of Capital Stock in violation of Section 8.2.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any
                                                    --------  -------
Transfer or attempted Transfer or other event in violation of Section 8.2.1(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable under Section 8.2.1(b)(ii), such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or
                     -- ------
non-action) by the Board of Directors or a committee thereof.

          Section 8.2.3  Notice of Restricted Transfer.  Any Person who acquires
                         -----------------------------
or attempts or intends to acquire Constructive Ownership of shares of Capital Stock that will or may violate Section 8.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 8.2.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or ownership on Host REIT's status as a REIT and the Corporation's compliance of its covenants with Host REIT with respect thereto.

          Section 8.2.4  Owners Required To Provide Information.  During the
                         --------------------------------------
period commencing at the Effective Time and ending at the close of business on the Restriction Termination Date:

          (a) Every stockholder of record of more than five percent of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares owned, and a description of the manner in which such shares of Capital Stock are held; provided that a stockholder of record who holds outstanding shares of Capital Stock as nominee for another Person, which other Person is required to include in gross income the dividends received on such shares (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of Capital Stock of such

Actual Owner with respect to which the stockholder of record is nominee. Each such stockholder of record and each Actual Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such ownership on Host REIT's status as a REIT and to ensure compliance with the Ownership Limit and the Corporations compliance of its covenants with Host REIT with respect thereto.

          (b) Each Person who is a Constructive Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to help determine Host REIT's status as a REIT and the Corporations compliance of its covenants with Host REIT with respect thereto.

          Section 8.2.5  Remedies Not Limited.  Subject to Section 8.4, nothing
                         --------------------
contained in this Section 8.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving Host REIT's status as a REIT.

          Section 8.2.6  Ambiguity.  In the case of an ambiguity in the
                         ---------
application of any of the provisions of this Section 8.2, Section 8.3 or any definition contained in Section 8.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 8.2 or Section
8.3 with respect to any situation based upon the facts known to it.  If Section
8.2 or 8.3 requires an action by the Board of Directors and the charter of the Corporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 8.1, 8.2 or 8.3.

          Section 8.2.7  Exceptions.
                         ----------
          (a) The Board of Directors, in its sole and absolute discretion, may grant to any Person who makes a request therefor (a "Requesting Person") an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Capital Stock of the Corporation, subject to the following conditions and limitations: (i) (A) the Board of Directors shall have determined, in its sole and absolute discretion, that the Requesting Person's ownership of shares of Capital Stock in excess of the Ownership Limit pursuant to the exception requested hereunder (together with the ownership of shares of Capital Stock by all other Persons as permitted under this Article VIII, taking into account any previously granted exceptions pursuant hereto) would not cause the Corporation or any Person in which the Corporation owns, directly or indirectly, any equity interest and which is a tenant of Host REIT or any entity in which Host REIT owns any equity interest, to be considered a "related party tenant" with respect to Host

REIT for purposes of Section 856(d)(2)(B) of the Code, and (B) Host REIT shall have consented, in writing, to such determination; and (ii) such Requesting Person provides to the Board of Directors, for the benefit of both the Corporation and Host REIT, such representations and undertakings, if any, as the Board of Directors may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this Section 8.2.7(a) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Requesting Person with respect to the Constructive Ownership of one or more other classes or series of shares of Capital Stock not subject to the exception), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 8.2 with respect to shares of Capital Stock held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this subparagraph (a)). If a member of the Board of Directors requests that the Board of Directors grant an exception pursuant to this subparagraph (a) with respect to such member, or with respect to any other Person if such Board member would be considered to be the Constructive Owner of shares of Capital Stock owned by such other Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

          (b) Prior to granting any exception or exemption pursuant to subparagraph (a) or (b), the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure Host REIT's status as a REIT; provided, however, that the Board of Directors shall not be obligated to
      --------  -------
require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

          (c) An underwriter that participates in a public offering or a private placement of shares of Capital Stock (or securities convertible into or exchangeable for shares of Capital Stock) may Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for shares of Capital Stock) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement; and provided, that the ownership of shares of Capital Stock by such underwriter would not result in the Corporation or any Person in which the Corporation owns, directly or indirectly, any equity interest and which is a tenant of Host REIT or any entity in which Host REIT owns any equity interest, to be considered a "related party tenant" with respect to Host REIT for purposes of Section 856(d)(2)(B) of the Code.

          (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted

Holder at any time or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

          Section 8.2.8  Increase or Decrease in Ownership Limit.  The Board of
                         ---------------------------------------
Directors may from time to time increase or decrease the Ownership Limit, subject to the limitations provided in this Section 8.2.8.


          (a) Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately).


          (b) Prior to the Restriction Termination Date, the Ownership Limit may not be increased without the written consent of Host REIT.


          Section 8.2.9  Legend.  Each certificate for shares of Capital Stock
                         ------
(or securities exercisable for or convertible into shares of Capital Stock) shall bear substantially the following legend:


          The shares of Capital Stock represented by this certificate are subject to restrictions on Constructive Ownership and Transfer primarily for the purpose of assisting Host Marriott Corporation, a Maryland corporation, in maintaining its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Except as expressly provided in the Corporation's charter, (i) no Person may Constructively Own shares of Common Stock of the Corporation in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Excluded Holder (in which case the Excluded Holder Limit shall be applicable); and (ii) with respect to any class or series of shares of Capital Stock other than Common Stock, no Person may Constructively Own more than 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of such stock of the Corporation (collectively, (i) and (ii) are referred to herein as the "Ownership Limit"), unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Excluded Holder (in which case the Excluded Holder Limit shall be applicable). Notwithstanding the foregoing, commencing at the time at which the distribution by Host Marriott Corporation, a Delaware corporation, of the Capital Stock of the Corporation (the "Distribution") is effective, no Excluded Holder shall Constructively Own shares of Capital Stock in excess of the Excluded Holder Limit for such Excluded Holder. An "Excepted Holder" means a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors. An "Excluded Holder" means any Person who acquires Constructive Ownership of shares of Common Stock solely by reason of the Transfer of Common Stock in the Distribution and who, immediately following the Distribution, Constructively Owns shares of Common Stock in excess of the Ownership Limit solely by reason of the Transfer of Common Stock in the Distribution. The "Excluded Holder Limit" means, with respect to any Excluded Holder, the shares of Capital Stock that such Excluded Holder was considered to Constructively Own immediately following the Distribution solely by reason of the Distribution (taking into account only such shares of Capital Stock and no other shares as to which such Person may thereafter become, for any reason, the Constructive Owner), provided, however, that if at any time the
                                   -----------------
          Excluded Holder Limit for any Excluded Holder would be less than the
          Ownership Limit, such Excluded Holder shall cease to be an Excluded Holder and the Ownership Limit shall thereafter apply to such Person. Any Person who Constructively Owns or attempts to Constructively Own shares of Capital Stock which cause or will cause a Person to Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit (except as otherwise provided in the charter of the Corporation) of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Constructively
                            -- ------
          Own shares of Capital Stock in violation of the Transfer restrictions described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such shares of Capital Stock. All capitalized terms in this legend have the meanings defined in the

          Corporation's charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

          Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

          Section 8.3  Transfer of Shares of Capital Stock in the Corporation.
                       ------------------------------------------------------

                Section 8.3.1 Ownership in Trust. Upon any purported Transfer or
                              ------------------
other event described in Section 8.2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 8.3.5). Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to any other purported Transfer or other event that otherwise results in the transfer to the Charitable Trust pursuant to Section 8.2.1(b) (or as of the close of business on the Effective Date if such other purported Transfer or other event occurs on that date). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 8.3.7.



                Section 8.3.2  Status of Shares of Capital Stock Held by the
                               ---------------------------------------------
Charitable Trustee.  Shares of Capital Stock held by the Charitable Trustee
------------------
shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares of Capital Stock held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares of Capital Stock held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 8.3.5), shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action or other recourse whatsoever against the purported transferor of such shares of Capital Stock.

                Section 8.3.3 Dividend and Voting Rights. The Charitable Trustee
                              --------------------------
shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 8.3.5). Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee shall be paid with respect to such shares of Capital Stock to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Charitable Trust and, subject to Maryland law, effective as of the date that shares of Capital Stock have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion)
(i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken
             --------  -------
irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VIII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.



          Section 8.3.4  Rights Upon Liquidation.  Upon any voluntary or
                         -----------------------
involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of shares of Capital Stock of the class or series of shares of Capital Stock that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of shares of Capital Stock held by the Charitable Trustee bears to the total number of shares of Capital Stock of such class or series of shares of Capital Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the shares of Capital Stock held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Corporation, in accordance with Section 8.3.5.


          Section 8.3.5  Sale of Shares by Charitable Trustee.
                         ------------------------------------

          (a) Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares of Capital Stock held in the Charitable Trust (together with the right to receive dividends or other distributions with respect to such shares of Capital Stock as to any shares of Capital Stock transferred to the Charitable Trustee as a result of the operation of Section 8.2.1(b)) to a person, designated by the Charitable Trustee, whose ownership of the shares of Capital Stock will not violate the ownership limitations set forth in Section 8.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Capital

Stock sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 8.3.5.

          (b) A Prohibited Owner shall receive the lesser of (1) the net price paid by the Prohibited Owner for the shares of Capital Stock or, if the Prohibited Owner did not give value for the shares of Capital Stock in connection with the event causing the shares of Capital Stock to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in the Charitable Trust, and (2) the net sales proceeds per share received by the Charitable Trustee from the sale or other disposition of the shares of Capital Stock held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee, such shares of Capital Stock are sold by a Prohibited Owner, then (i) such shares of Capital Stock shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares of Capital Stock that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 8.3.5, such excess shall be paid to the Charitable Trustee upon demand.

          Section 8.3.6  Purchase Right in Shares of Capital Stock Transferred
                         -----------------------------------------------------
to the Charitable Trustee.  Shares of Capital Stock transferred to the
-------------------------
Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise, gift or other such transaction, the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in the Charitable Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares of Capital Stock held in the Charitable Trust pursuant to Section 8.3.5. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

          Section 8.3.7  Designation of Charitable Beneficiaries.  By written
                         ---------------------------------------
notice to the Charitable Trustee, the Corporation shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 8.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. In the absence of any such determination by the Corporation, the Charitable Beneficiary shall be ______________.

          Section 8.4  NYSE Transactions.  Nothing in this Article VIII shall
                       -----------------
preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VIII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VIII.

          Section 8.5  Enforcement.  The Corporation is authorized specifically
                       -----------
to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VIII.


          Section 8.6  Non-Waiver.  No delay or failure on the part of the
                       ----------
Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

          Section 8.7 Enforceability.  If any of the restrictions on transfer of
                      --------------
shares of Capital Stock contained in this Article VIII are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Prohibited Owner may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

          Section 8.8  Amendments.  Notwithstanding any other provisions of the
                       -----------
charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon (and prior to the Restriction Termination Date, the written consent of Host REIT) shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE VIII.



                                  ARTICLE IX
          Merger, Consolidation, Share Exchange or Transfer of Assets
          -----------------------------------------------------------

          Subject to the terms of any class or series of Capital Stock at the time outstanding, the Corporation may merge with or into another entity, may consolidate with one or more other entities, may participate in a share exchange or may transfer its assets within the meaning of the MGCL, but any such merger, consolidation, share exchange or transfer of its assets must be approved (i) by the Board of Directors in the manner provided in the MGCL and (ii) by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast thereon to the extent a stockholder vote is required under the MGCL to effect any such transaction. Notwithstanding any other provisions of the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this ARTICLE IX.


                                   ARTICLE X
                           Miscellaneous Provisions
                           ------------------------

          Section 10(a)  Additional Provisions.  The following provisions are
                         ---------------------
hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders of the Corporation:

          (1) Authority to Issue Stock.  The Board of Directors is hereby
              ------------------------
empowered to authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No Preemptive Rights.  No stockholder of the Corporation shall
              ---------------------
have preemptive rights to purchase, subscribe for, or otherwise acquire any stock or other securities of the Corporation, and any and all preemptive rights are hereby denied; other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (3) Indemnification.  The Corporation shall indemnify (A) its
              ---------------
directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          (4) Liability of Directors and Officers.  To the fullest extent
              -----------------------------------
permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

          (5) Call of Special Meetings of Stockholders.  A special meeting of
              -----------------------------------------
the stockholders of the Corporation may be called by the President, the Board of Directors or any other person specified in the Bylaws. The Secretary of the Corporation shall also call a special meeting of the stockholders on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

          (6) Bylaws.  The power to adopt, alter and repeal the Bylaws of the
              -------
Corporation is vested exclusively in the Board of Directors.

          (7) Amendments.  The Corporation reserves the right from time to time
              ----------
to make any amendments of its charter which may now or hereafter be authorized by law, including without limitation any amendments changing the terms or contract rights, as expressly set forth in the charter, of any of its outstanding stock by classification, reclassification or otherwise. Except as otherwise provided in the charter of the Corporation, any amendment to the charter shall be valid only if approved by the affirmative vote of stockholders of the Corporation holding not less than a majority of all the votes entitled to be cast on the matter. Notwithstanding any other provisions of the charter or Bylaws of the Corporation, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of Section 10(a) of this ARTICLE X.

          Section 10(b)  No Limitation of Powers.  The enumeration and
                         -----------------------
definition of particular powers of the Board of Directors included herein shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article or the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the general laws of the State of Maryland now or hereinafter in force.

          SECOND: Immediately before this amendment and restatement, the total number of shares of stock of all classes which the Corporation had authority to issue was as set forth in Article VI.

          THIRD: The board of directors of the Corporation, by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the MGCL, dated ____________ ___, 1998, adopted a resolution which sets forth the foregoing amendment and restatement of the Articles of Incorporation, declaring that the said amendment and restatement of the Articles of Incorporation was advisable and directing that it be submitted for action thereon by the stockholders by a unanimous consent in writing in lieu of a meeting under Section 2-505 of the MGCL.

          FOURTH: Notice of a meeting of stockholders to take action on the amendment and restatement of the Articles of Incorporation was waived by all of the stockholders of the Corporation.

          FIFTH: The amendment and restatement of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the unanimous consent in writing of the stockholders on _______ __, 1998.

          IN WITNESS WHEREOF, Crestline Capital Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Senior Vice President and attested by its Secretary on _______ __, 1998.


                                    CRESTLINE CAPITAL
                                    CORPORATION


                                    By:
                                       --------------------------

                                       --------------------------
                                       Senior Vice President



Attest:
       ---------------------
       ---------------------
       Secretary

          I, _____________, Senior Vice President of Crestline Capital Corporation hereby acknowledge the foregoing Articles of Amendment and Restatement of Articles of Incorporation of Crestline Capital Corporation to be the corporate act of Crestline Capital Corporation, and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties of perjury.



                                    --------------------------------------------
                                    --------------------------------------------
                                    Senior Vice President of Crestline
                                    Capital Corporation